Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Vital Living, Inc. (the “Company”) on Form 10-KSB/A for the annual period ending December 31, 2003 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Stuart A. Benson, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Stuart A. Benson	Dated: May 17, 2004
Stuart A. Benson
Chief Executive Officer
(Principal Executive Officer)